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                                                                    EXHIBIT 99.7


                                     CONSENT

      Each of the undersigned hereby consents to the inclusion of his name, as a person to become a director of ScanSoft, Inc. ("ScanSoft"), in the Registration Statement on Form S-4, as amended, with respect to the proposed merger between SpeechWorks International, Inc. and Spiderman Acquisition Corporation, a wholly-owned subsidiary of ScanSoft.

 June 30, 2003
                                                /s/ Stuart R. Patterson
                                                ----------------------------
                                                Stuart R. Patterson

                                                  /s/ John C. Freker
                                                ----------------------------
                                                John C. Freker

                                                  /s/ Robert Finch
                                                ----------------------------
                                                Robert Finch